                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              TASTY BAKING COMPANY
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                             TASTY BAKING COMPANY
                            2801 Hunting Park Avenue
                        Philadelphia, Pennsylvania 19129

                               ----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 23, 1999


                               ----------------
TO OUR SHAREHOLDERS:


     The Annual Meeting of Shareholders of Tasty Baking Company (hereinafter called the "Company") will be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, on Friday, April 23, 1999, at 11:00 A.M., for the following purposes:


       (1) to elect three directors in Class 1 to hold office until the Annual Meeting of Shareholders in 2002, and until their successors are elected and qualified;


       (2) to approve the selection of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending January 1, 2000; and


       (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


     Only shareholders of record at the close of business on February 12, 1999, will be entitled to vote at the meeting.


                               BY ORDER OF THE BOARD OF DIRECTORS



                                   RONALD O. WHITFORD, JR., Esq.
                                   Secretary





March 23, 1999
Philadelphia, Pennsylvania



 SHAREHOLDERS ARE REQUESTED TO SIGN, MARK, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                             TASTY BAKING COMPANY
                           2801 Hunting Park Avenue
                       Philadelphia, Pennsylvania 19129
                                 215-221-8500

                               ----------------
                            PROXY STATEMENT FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 23, 1999

                               ----------------
                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tasty Baking Company (hereinafter called the "Company" or "Tasty") to be used in voting at the Annual Meeting of Shareholders to be held on Friday, April 23, 1999 at 11:00 A.M., at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, or at any adjournment or adjournments thereof. This Proxy Statement, the Notice, the Proxy and the Company's 1998 Annual Report, including Consolidated Balance Sheets as of December 26, 1998 and December 27, 1997 and Consolidated Statements of Operations and Retained Earnings, Changes in Capital Accounts and Cash Flows for the fiscal years ended December 26, 1998, December 27, 1997, and December 28, 1996, have been mailed on or before March 23, 1999 to each shareholder of record at the close of business on February 12, 1999.

     You are requested to sign, mark and complete the enclosed Proxy and return it in the addressed reply envelope which is furnished for your convenience. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come before the Annual Meeting, the proxies intend to vote on such matters in accordance with their reasonable business judgment.

     Proxies in the form enclosed, if duly signed, marked, and received in time for voting, will be voted in accordance with the directions of the shareholders. The persons designated as the proxies shall have the discretionary authority to vote cumulatively for the election of Directors and to distribute such votes among the nominees standing for election (except as otherwise instructed by a shareholder in the accompanying Proxy) to assure the election of the nominees of the Board of Directors. The giving of a Proxy does not preclude the right to vote in person should the shareholder so desire. As provided by the laws of Pennsylvania, a shareholder may revoke a Proxy by giving notice to the Secretary of the Company in writing at the address of the principal executive offices or in open meeting, but such revocation shall not affect any vote previously taken.

     The expense of soliciting Proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, Proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of the mails and through brokers and banking institutions and may also be made by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone and possibly by facsimile transmission. At the Annual Meeting, in accordance with past practice, shareholders will be requested to approve the minutes of the 1998 Annual Meeting of Shareholders. The approval requested will be for the minutes, and not the underlying actions taken by the shareholders at that meeting.

     As hereinafter used, and unless otherwise provided, the term "Executive Officers" refers to the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Vice President, Human Resources, the Vice President, Route and Food Service Operations, the Vice President, Marketing and National Sales, and the Vice President, Manufacturing.

                               VOTING SECURITIES


General

     Each holder of record of the Company's Common Stock, par value $0.50 per share, at the close of business on February 12, 1999 is entitled to one vote per share on matters that come before the meeting, except that cumulative voting rights may be exercised with respect to the election of Directors as described in the following paragraph.

     Under the Pennsylvania Business Corporation Law of 1988, as amended, and the Company's By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum to take action at a shareholders' meeting. Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on a matter ("Abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the matter ("Broker Non-Votes"). The affirmative vote of at least a majority of the votes cast at the Annual Meeting of Shareholders by all shareholders entitled to vote thereon is required to adopt any proposal. For voting purposes, only shares voted either for or against the adoption of a proposal or the election of directors, and neither Abstentions nor Broker Non-Votes, will be counted as voting in determining whether a proposal is approved or a director is elected. As a consequence, Abstentions and Broker Non-Votes will have no effect on the adoption of a proposal or the election of a director.


Cumulative Voting

     A shareholder wishing to exercise cumulative voting rights in the election of Directors may multiply the number of shares which he or she is entitled to vote by the total number of Directors to be elected (three) and may distribute the total number of such votes among one or more nominees in such proportion as he or she desires. The proxies shall have the discretionary authority to vote cumulatively and to distribute such votes among the nominees so as to assure the election of the nominees of the Board of Directors, except such nominees as to whom a shareholder withholds authority to vote and except where a shareholder has directed that votes be cast cumulatively by specific instructions to the proxies.

     At the close of business on February 12, 1999, there were outstanding 7,825,888 shares of the Company's Common Stock entitled to vote at the Annual Meeting.


                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of February 12, 1999, the shares of the Company's Common Stock held by shareholders of the Company who were known by the Company to own beneficially more than 5% of its outstanding Common Stock, by the Directors and nominees, and by all Directors and Officers of the Company as a group:



                                    Amount and Nature of Beneficial Ownership
                                  ---------------------------------------------
      Name and Address of                                                          Percent of
        Beneficial Owner           Direct                 Indirect                 Shares(1)
-------------------------------   --------   ----------------------------------   -----------
Marie B. Dillin                     --             694,428(2)(4)(5)(6)            9
 1408 S. Highland Park Drive
 Lake Wales, FL 33853
DePrince, Race & Zollo, Inc.        --       564,287                              7
 201 S. Orange Ave., Suite 850
 Orlando, FL 32801


                                                  Amount and Nature of Beneficial Ownership
                                        -------------------------------------------------------------
      Name of Director, Nominee                                                                          Percent of
       and/or Executive Officer                  Direct                         Indirect                 Shares(1)
-------------------------------------   ------------------------   ----------------------------------   -----------
Fred C. Aldridge, Jr.                             56,045(10)                          --                *
Philip J. Baur, Jr.                               70,323(10)                     147,441(2)(3)          3
G. Fred DiBona, Jr.                                6,625(10)                          --                *
James L. Everett, III                             30,614(10)                          --                *
Nelson G. Harris                                  36,868(10)                      31,256(7)             *
John M. Pettine                                   55,244(9)                       19,812(8)             *
Judith M. von Seldeneck                            6,875(10)                          --                *
Carl S. Watts                                    174,397(9)                           --                2
William E. Mahoney                                17,750(9)                           --                *
W. Dan Nagle                                      39,385(9)                           --                *
Paul M. Woite                                     19,503(9)                           --                *
All Directors and Executive Officers
 as a Group (11 persons)                         513,629(9)(10)                  198,509(2)(3)(7)(8)    9

* Representing less than 1% of the outstanding stock.
------------
 (1) Based on information furnished to the Company by the respective shareholders, or contained in filings made with the Securities and Exchange Commission. For purposes of this table, if a person has or shares voting or investment power with respect to such shares, they are considered beneficially owned by that person under rules of the Securities and Exchange Commission. As a result, in some cases, the same shares are listed opposite more than one name in the table. The table also includes shares which are the subject of presently exercisable stock options granted to certain officers and directors of the Company under stock option plans or grants by the Company. Such shares are deemed outstanding for the purpose of computing the percentage ownership of such officers and directors individually and in the aggregate.
 (2) Includes 98,570 shares held in two trusts created by Emma M. Baur, deceased. Philip J. Baur, Jr., and Marie B. Dillin are co-trustees and share voting and investment power.
 (3) Includes (i) 15,271 shares in a trust of which Philip J. Baur, Jr. has sole voting and investment power, (ii) 13,492 shares owned by the Philippian Foundation, a charitable foundation of which Mr. Baur is trustee and has sole voting and investment power and (iii) 13,483 shares owned by Mr. Baur's spouse. Also includes 6,625 shares held in two trusts of which Mr. Baur and First Union National Bank are co-trustees and share investment power. Mr. Baur has sole power to vote all shares held in these two trusts.
 (4) A total of 472,504 shares are held in three trusts created under the will of Philip J. Baur, deceased, of which First Union National Bank and Marie
     B. Dillin are co-trustees and share investment power. Marie B. Dillin has sole power to vote all the shares held in the three trusts.
 (5) Includes 3,000 shares held in a trust created through distribution of the Estate of Marguerite E. Baur, deceased. Marie B. Dillin and Steven P. Crouse are co-trustees. Marie B. Dillin has sole power to vote all shares held in the trust.
 (6) Includes 120,354 shares held in a trust created by Marie B. Dillin, of which Marie B. Dillin and Northern Trust Bank are co-trustees and share voting and investment power.
 (7) Represents 31,256 shares owned by Mr. Harris' spouse.
 (8) Represents 19,812 shares owned by Mr. Pettine's spouse.
 (9) Includes presently exercisable options for 37,875, 151,750, 17,750, 32,750 and 15,250 shares for Messrs. Pettine, Watts, Mahoney, Nagle and Woite, respectively, granted to them under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan and 1997 Long Term Incentive Plan.
(10) Includes (i) presently exercisable replacement options for 20,046 shares granted to Messrs. Aldridge and Everett, respectively, under the Company's 1993 Replacement Option Plan (P & J Spin-Off) and (ii) presently exercisable options granted by the Board of Directors of 5,625 shares each for Messrs. Aldridge, Baur, DiBona, Everett, and Harris and Ms. von Seldeneck. At its meeting on December 20, 1996 the Board granted to each non-employee director of the Company options to purchase 9,375 shares of the Company's Common Stock, par value $0.50 per share, at an option exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date of grant and exercisable in five equal installments beginning on the date of grant.

              DIRECTORS AND EXECUTIVE OFFICERS -- PROPOSAL NO. 1


     At the Annual Meeting, three persons will be elected to the Board of Directors as Class 1 directors to serve for three years and until the Annual Meeting in 2002. The Company's Articles of Incorporation and By-Laws, as amended by the Shareholders at the Annual Meeting held on April 24, 1998, provide for three classes of Directors with staggered terms of three years each. At present, Class 2 directors will hold office until the Annual Meeting of Shareholders in 2000 and Class 3 directors will hold office until the Annual Meeting in 2001, with the members of each class to hold office until their successors are elected and qualified.

     Listed below are the nominees for the Board of Directors, as well as the remaining Directors and Executive Officers of the Company. Messrs. Aldridge, DiBona, and Pettine are incumbent Directors. Any Proxy not specifically marked will be voted by the named proxies for the election of the nominees named below, except as otherwise instructed by the shareholders, provided that, as set forth above, the proxies have discretionary authority to cumulate their votes. It is not contemplated that any of the nominees will be unable or unwilling to serve as a Director, but, if that should occur, the Board of Directors reserves the right to nominate another person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING
NOMINEES:

     NOMINEES FOR DIRECTORS -- CLASS 1 (TERM EXPIRES AT ANNUAL MEETING IN
2002):

     Fred C. Aldridge, Jr. (age 65) -- Mr. Aldridge was elected a Director in April, 1981. He retired as a partner from the Philadelphia law firm of Stradley, Ronon, Stevens & Young, LLP, counsel to the Company, on December 31, 1997. Mr. Aldridge continues to practice law and to represent the Company as outside legal counsel. Mr. Aldridge is President of The Grace S. and W. Linton Nelson Foundation, a charitable foundation, and President of Preston Drainage Company, a Pennsylvania public utility company. He is a Director of PrimeSource Corporation.

     G. Fred DiBona, Jr. (age 48) -- Mr. DiBona was elected a Director in April, 1996. He has been President and Chief Executive Officer of Independence Blue Cross since 1990. He is also a director of Philadelphia Suburban Corporation, Magellan Health Services, Inc., PECO Energy Company and Eclipsys Corporation and a past Chairman of the Blue Cross and Blue Shield Association.

     John M. Pettine (age 56) -- Mr. Pettine was elected a Director in April, 1992. Mr. Pettine was elected Executive Vice President and Chief Financial Officer of the Company in December, 1998. He previously served as Vice President and Chief Financial Officer since April, 1991. He is a Director of PrimeSource Corporation.

     DIRECTORS -- CLASS 2 (TERM EXPIRES AT ANNUAL MEETING IN 2000):

     James L. Everett, III (age 72) -- On August 1, 1988, Mr. Everett retired as Chairman of the Board and Chief Executive Officer of PECO Energy Company, a position he had held since June, 1982. He has served as a Director of the Company since 1970.

     Nelson G. Harris (age 72) -- Mr. Harris was elected a Director of Tasty Baking Company in April, 1979, President of the Company in September, 1979, Chief Executive Officer in April, 1981 and Chairman and Chief Executive Officer in February, 1991 in which capacity he served until his retirement on May 1, 1992. Mr. Harris presently serves as Chairman of the Executive Committee of the Board of Directors. He is a Director of the Rittenhouse Trust Company, Penn Fishing Tackle Mfg. Co. and Pierce-Phelps, Inc.

     Carl S. Watts (age 55) -- Mr. Watts was elected Chairman of the Board on January 23, 1998. He was elected President and Chief Executive Officer, effective May 1, 1992 and was elected President of the Company in February, 1991.


     DIRECTORS -- CLASS 3 (TERM EXPIRES AT ANNUAL MEETING IN 2001):


     Philip J. Baur, Jr. (age 68) -- On December 31, 1987, Mr. Baur retired as President of Tastykake, Inc., a position he had held for more than fourteen years. Mr. Baur has been a Director of the Company since 1954 and Chairman of the Board from 1981 to January 1998. He is a Director of PrimeSource Corporation.

     Judith M. von Seldeneck (age 58) -- Mrs. von Seldeneck was elected a Director in July, 1991. She is the Chief Executive Officer of Diversified Search Companies, a general executive search firm and subsidiary of Modis Professional Services. Mrs. von Seldeneck is also a Director of First Union Foundation Board, Keystone Insurance Company and AAA MidAtlantic.

     During the fiscal year ended December 26, 1998, six scheduled meetings of the Board of Directors were held. In addition, an aggregate of seven meetings of the committees of the Board of Directors were held in that period. Attendance at the Board of Directors meetings and committee meetings was 100% by all directors during 1998. Each director attended all meetings of the Board of Directors and every meeting of each committee on which he or she served.

     During the Company's last fiscal year, the Company paid Mr. Aldridge $75,000 in consideration for legal services rendered to the Company. Stradley, Ronon, Stevens & Young, LLP was separately compensated for its legal services to the Company.

     During fiscal year 1998 non-officer directors of the Company were each paid an annual retainer fee of $12,000 and a fee of $800 for each meeting of the Board of Directors or committee of the Board of Directors attended. Committee Chairmen received $1,000 for attendance at committee meetings. Non-officer directors who have ceased to be directors and who have reached age 65 with five or more years of service on the Board of Directors are entitled to receive an annual retirement benefit equal to the amount of the annual retainer fee in effect on the date the director ceases to be a director (but not less than $16,000 for Directors serving on June 30, 1993). This benefit will be paid monthly to the retired director until the earlier of the death of the retired director or for the number of years of credited service of such director as a member of the Board of Directors of the Company.

     The Company has entered into a Trust Agreement with First Union National Bank for the benefit of directors. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the Trustee to enable it to purchase annuity contracts to fund the retirement benefits in the event of a change in control of the Company.


                     COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee. The Committee is charged with the responsibility of reviewing reports from the Company's independent certified public accountants, keeping the Board informed with respect to the Company's accounting policies and the adequacy of internal controls, making recommendations regarding the selection of the Company's independent certified public accountants and reviewing the scope of their audit. James L. Everett, III is the Chairman of the Audit Committee and Fred C. Aldridge, Jr., Philip J. Baur, Jr. and G. Fred DiBona, Jr. are members of the Committee. During the fiscal year ended December 26, 1998, there were two meetings of the Audit Committee.

     The Board of Directors has a standing Compensation Committee, the function of which is to review and make recommendations with respect to compensation of the President and Chief Executive Officer and the other key executive officers of the Company, including salary, bonus and benefits under the various compensation plans maintained by the Company. Judith M. von Seldeneck is Chairman of the Compensation Committee and G. Fred DiBona, Jr., and Nelson G. Harris are members of the Committee. During the fiscal year ended December 26, 1998, there was one meeting of the Compensation Committee.

     The Board of Directors has a standing Long Term Incentive Plan Committee. The Long Term Incentive Plan Committee administers the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan and 1997 Long Term Incentive Plan (collectively, the "Plans") and may grant options to certain executives under the Plans. Judith M. von Seldeneck is the Chairman of the Long Term Incentive Plan Committee and G. Fred DiBona, Jr. is a member of the Committee. During the fiscal year ended December 26, 1998, there was one meeting of the Long Term Incentive Plan Committee. At its meeting the Committee concluded that consideration of options to purchase shares of the Company's Common Stock under the Plans be deferred to the first quarter of 1999.

     The Board of Directors has a standing Executive Committee. The Executive Committee may exercise all of the powers and authority of the Board of Directors in the management and conduct of the business of the Company, subject to subsequent ratification and approval of the Board of Directors, and periodically reviews the Company's employee benefit retirement plans and reports and makes recommendations to the Board of Directors on the administration and performance of these plans. Nelson G. Harris is the Chairman of the Executive Committee and Carl S. Watts, Fred C. Aldridge, Jr. and James
L. Everett, III are members of the Committee. During the fiscal year ended December 26, 1998, there were two meetings of the Executive Committee.

     The Board of Directors has a standing Nominating Committee charged with the responsibility of making its recommendations annually to the Board with respect to those persons for whose election as Directors by the shareholders proxies shall be solicited by the Board of Directors and the filling of any vacancy among the shareholder-elected Directors. The Nominating Committee will consider shareholder recommendations of nominees for election to the Board if the recommendations are accompanied by comprehensive written information relating to the recommended individual's business experience and background and by a consent executed by the recommended individual stating that he or she desires to be considered as a nominee, and, if nominated or elected, that he or she will serve as a Director. Recommendations should be sent to the Secretary of the Company by December 1, 1999 for nominations to be considered at the 2000 Annual Meeting to be held in April, 2000. Carl S. Watts is the Chairman of the Nominating Committee and Philip J. Baur, Jr. and Nelson G. Harris are members of the Committee. The Committee met on January 22, 1999, to consider and recommend the candidates to be nominated for election at this meeting.

     EXECUTIVE OFFICERS (Not Also Directors):

     William E. Mahoney (age 59) -- Mr. Mahoney was elected Vice President, Human Resources, in December, 1984. He joined the Company in 1972 and served as Director of Industrial Relations and Personnel from 1982 to 1984.

     W. Dan Nagle (age 52) -- Mr. Nagle was elected Vice President, Route and Food Service Operations, in December, 1998. He joined the Company in 1984 as Director of Marketing, became Director of National Sales in 1986 and Vice President, Sales and Marketing, in November, 1989.

     Paul M. Woite (age 59) -- Mr. Woite was elected Vice President, Manufacturing, on April 21, 1995. Mr. Woite was Manager, Maintenance Operations from May, 1989 to October, 1993 and Director, Engineering & Maintenance from October, 1993 to April, 1995. He joined the Company in 1963.

     Gary G. Kyle (age 44) -- Mr. Kyle was elected Vice President, Marketing and National Sales, in December, 1998. He joined the Company in 1986 and became Director of Marketing in July, 1992.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the three fiscal years ended December 28, 1996, December 27, 1997 and December 26, 1998.


                        SUMMARY COMPENSATION TABLE (1)




                                                              Long-term
Name                         Annual Compensation           Compensation (2)
and                  ----------------------------------   -----------------
Principal                                                       Stock             All Other
Position              Year       Salary        Bonus           Options         Compensation (3)
------------------   ------   -----------   -----------   -----------------   -----------------
C. S. Watts          1998      $350,000      $168,750               --              $4,897
Chairman,            1997       310,646       225,000           70,000               5,871
President & CEO      1996       298,500       150,000           35,000               5,574
J. M. Pettine        1998       178,000        70,125               --                 541
Exec. Vice Pres.     1997       163,838        93,500           15,000                 541
& CFO                1996       158,000        77,000            7,500                 541
W. D. Nagle          1998       158,100        60,000               --               2,681
Vice Pres.,          1997       151,307        80,000           10,000               3,123
Route & Food         1996       146,000        70,000            7,500               2,987
Serv. Operations
P. M. Woite          1998       146,000        53,250               --                 541
Vice Pres.,          1997       134,877        71,000           10,000                 541
Manufacturing        1996       130,000        52,000            7,500                 541
W. E. Mahoney        1998       149,926        43,000               --               3,067
Vice Pres.,          1997       144,292        86,000           10,000               2,996
Human Res.           1996       139,000        76,000            7,500               2,869

------------
(1) This table does not include columns for Other Annual Compensation, Restricted Stock Awards, and Long-Term Incentive Plan Payouts. The Company had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer.

(2) In addition to the stock options shown, at year-end, P. M. Woite held 704 shares of restricted stock, which had a market value of $10,384. Restrictions will lapse by October 19, 2000. Mr. Woite receives dividends on these shares.

(3) Includes contributions made for all executive officers under the Company's Thrift Plan and term life insurance premiums paid on behalf of each executive. In 1998 Messrs. Watts, Pettine, Nagle, Woite and Mahoney each received contributions of $450 under the Thrift Plan and imputed values of $4,447, $91, $2,231, $91 and $2,617, respectively, for term life insurance premiums.


                       OPTION GRANTS IN LAST FISCAL YEAR

     During fiscal year 1998, there were no options to purchase shares of the Company's Common Stock granted to the executive officers.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal year 1998 by the named executive officers and the value of such officers' unexercised options at December 26, 1998.

                             TASTY BAKING COMPANY
                               OPTIONS EXERCISED
                                  FISCAL 1998




                                                   Number of Unexercised                 Value of Unexercised in-the-Money
                  Number of                     Options at Fiscal Year-End                 Options at Fiscal Year-End (1)
                   Options       Value    -----------------------------------------  -------------------------------------------
Executive         Exercised    Realized     Total     Exercisable    Unexercisable       Total      Exercisable    Unexercisable
---------------  -----------  ----------  ---------  -------------  ---------------  ------------  -------------  --------------
C. S. Watts              0           0     220,000      151,750          68,250       $ 575,625      $ 485,063       $ 90,563
J. M. Pettine        8,125      75,644      52,500       37,875          14,625       $ 143,438      $ 124,031       $ 19,406
W. D. Nagle              0           0      44,375       32,750          11,625       $ 131,719      $ 112,313       $ 19,406
W. E. Mahoney            0           0      29,375       17,750          11,625       $  72,094      $  52,688       $ 19,406
P. M. Woite              0           0      28,750       15,250          13,500       $  69,188      $  42,188       $ 27,000

(1) These columns represent the difference on December 26, 1998 between the market price of the Company stock ($14.75) and the option exercise price.


                                 PENSION PLAN


     The following table shows the approximate annual retirement benefits which will be payable in total under the Company's Pension Plan and Supplemental Executive Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.




                         Final
                        Average        Years of Service
                     Remuneration     15 or more years(1)
                    --------------   --------------------
                     $  125,000            $ 40,000
                        150,000              51,000
                        175,000              62,500
                        200,000              73,500
                        225,000              85,000
                        250,000              96,000
                        300,000             118,500
                        350,000             141,000

(1) The amounts listed in this table include pension benefits paid by the Company plans only and do not include Social Security amounts to which executive officers may be entitled.


     The Company has a defined benefit, non-contributory pension plan which covers substantially all employees, including the Executive Officers named above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered by the plan includes salaries and bonuses paid to plan participants as reflected in the Summary Compensation Table (see p. 7). Benefits under the plan are calculated as a percentage of the average 60 highest consecutive calendar months compensation paid by the Company or subsidiary, as the case may be, during the last 120 calendar months of employment, which percentage depends on the employee's total number of years of service. Benefits under the pension plan are coordinated with Social Security and are presently restricted under Federal tax law to a maximum of $130,000 per year. Messrs. Watts, Pettine, Nagle, Woite and Mahoney have 313/4, 261/4, 143/4, 351/2 and 261/3 years, respectively, of credited service under the plan.



     The Supplemental Executive Retirement Plan ("SERP") was adopted by the Board of Directors effective February 18, 1983 in order to encourage key executives to continue in the service of the Company. The SERP is designed to provide to key executives upon their retirement a supplemental retirement benefit monthly equal to the difference between (i) 45% of the average 60 highest consecutive calendar months compensation paid by the Company or subsidiary, as the case may be, during the 120 calendar months immediately preceding the executive's separation from service, and (ii) the sum of the executive's primary monthly Social Security Benefits, monthly payments which the executive would be eligible to receive under the Tasty Baking Company Pension Plan on a single life annuity basis, and any other monthly retirement benefits for which the executive is eligible. The SERP was amended by the Board of Directors on May 15, 1987 to provide for benefits to the surviving spouse of a deceased executive in the same percentage or proportion, if any, as the surviving spouse would be entitled to receive under the Tasty Baking Company Pension Plan.

     The Company has also entered into a Trust Agreement with First Union National Bank for the benefit of the participants in the SERP. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the trustee to enable it to purchase annuity contracts to fund the SERP in the event of a change in control of the Company.


Termination Arrangements

     In 1988, certain key executives entered into Employment Agreements with the Company which contained termination arrangements. Pursuant to those arrangements, Messrs. Watts, Pettine, Nagle, Mahoney and Woite will receive annually for three years a minimum of $360,000, $198,000, $163,100, $155,500 and $150,000, respectively, upon termination of their employment under the following circumstances: (a) termination by the Company except for cause or upon death, retirement or three years prior notice, (b) termination by the executive because his authority or duties are changed so as to be inconsistent with his training and experience or (c) termination by the executive because of a breach of his Employment Agreement by the Company. This payment would be in addition to any other damages which the executive may suffer as a result of such termination.


          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


Compensation Policies Applicable To Executive Officers

     The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded under the Company's Management Incentive Plan and awards of Company stock or stock options under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan and 1997 Long Term Incentive Plan. The Company's Compensation Committee (the "Committee") (see p.
5) annually considers and makes recommendations to the Board of Directors as to executive compensation including changes in base salary and bonuses.

     Consistent with the above-noted purpose of the executive compensation program, it is the policy of the Committee, in recommending the aggregate annual compensation of executive officers of the Company, to consider the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility and the individual contribution and performance of the executive. The performance of the Company and of the function for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return (see p. 11) is important and is considered by the Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals which should lead to a favorable stock price. The corporate performance measures which the Committee considers include sales, earnings, return on equity and comparisons of sales and earnings with prior years, with budgets, and with the Company's competitors and peer group.

     The Compensation Committee does not rely on any fixed formulae or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. Adjustments to Executive Compensation are frequently most appropriately made through the award of bonus payments under the Company's Management Incentive Plan rather than through significant adjustments to the Executive's base salary. The Committee exercises business judgment based on all of these criteria and the purposes of the executive compensation program. The Long Term Incentive Plan Committee advised the Compensation Committee that consideration of options to purchase shares of the Company's Common Stock has been deferred to the first quarter of 1999. The Compensation Committee concluded that it was appropriate to award bonus compensation to executives under the Company's Management Incentive Plan in amounts reduced by 25% from the amounts paid in 1997.

Compensation of the Chief Executive Officer

     Mr. Watts, Chairman, President and Chief Executive Officer of the Company, joined the Company in 1967 and held a variety of positions in the Sales and Marketing Department until he became President in February 1991, Chief Executive Officer on May 1, 1992 and Chairman of the Board on January 23, 1998. For fiscal year 1998, Mr. Watts had a base salary of $350,000. No stock options were awarded for fiscal year 1998. The Compensation Committee determined that Mr. Watts should be awarded a bonus of $168,750 for 1998 under the Management Incentive Plan, which represents a 25% reduction from the 1997 amount, and that his base salary for 1999 should be increased from $350,000 to $360,000.

     In reviewing Mr. Watts' compensation for 1998 and determining its recommendation of Mr. Watts' bonus compensation for 1998 and base salary adjustment for 1999, the Committee considered shareholder total return in 1998, the execution of the Company's strategic plan, specific corporate performance measures and Mr. Watts' performance in connection with those measures and against specific goals and criteria the Committee had established to measure his performance in 1998 as the Company's Chief Executive Officer.

     The Committee noted that Company sales and net income had not met expectations for 1998, although from an historical perspective, sales were the best in the Company's history. The Committee considered that these results were caused by an industry-wide softness in sales and competitive pressures necessitating increased promotions. Notwithstanding these challenges, the Company has expanded its national sales and launched a food service program which have had a short term negative impact on earnings, but should produce positive results in the future.

     The Committee reviewed each of the specific goals and criteria which had been established for Mr. Watts for fiscal year 1998 and concluded that overall Mr. Watts had done an outstanding job as Chief Executive Officer of Tasty Baking Company in 1998 despite significant challenges on many fronts. Taking into consideration all of the circumstances referred to in this Report, the Committee concluded that it was appropriate to award Mr. Watts the bonus compensation referred to above and that his base salary for 1999 also be adjusted as noted.

     The Committee's recommendations were made to the Board of Directors and, after due consideration, were approved as presented.

                                     The Compensation Committee



                                     Judith M. von Seldeneck, Chairman
                                     G. Fred DiBona, Jr.
                                     Nelson G. Harris


Compensation Committee Interlocks and Insider Participation

     Mr. Harris who served as a member of the Compensation Committee of the Board of Directors in 1998 was formerly an Executive Officer of the Company until his retirement on May 1, 1992.

                               PERFORMANCE GRAPH

     The following line graph compares the five year cumulative total shareholder return on the Company's Common Stock with (i) the Wilshire 5000 and
(ii) a peer group consisting of four snack food companies which include Flowers Industries, Inc., Interstate Bakeries Corp., Lance, Inc. and J&J Snack Foods Corp. The returns of each peer group company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.



[GRAPHIC OMITTED]


                                        PEER    WILSHIRE
                  AS OF      TASTY     GROUP      5000
               ----------   -------   -------   ---------
               12/31/93     100         100       100
               12/31/94     109          88       100
               12/31/95     105          95       136
               12/31/96     125         171       165
               12/31/97     224         256       217
               12/31/98     176         226       268

Assumes $100 invested on December 31, 1993 in Tasty Baking Company Common Stock, the Wilshire 5000 Index and Peer Group Common Stock. Total shareholder returns assume reinvestment of dividends. The stock price performance shown above is not necessarily indicative of future price performance.

      RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS -- PROPOSAL NO. 2

     Shareholders will be asked to approve the selection by the Company of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending January 1, 2000. PricewaterhouseCoopers LLP is the Company's present independent certified public accountant. Representatives of the firm will be present at the meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders concerning the accounts of the Company.

     Although the submission to shareholders of the appointment of PricewaterhouseCoopers LLP is not required by law or the Company's By-Laws, the Board is submitting this question to shareholders. If the shareholders do not ratify the appointment, the Board will not be bound to seek other independent auditors for 1999, but the selection of other independent auditors will be considered in future years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PRICEWATERHOUSE COOPERS LLP.


                                OTHER BUSINESS

     The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.


                     PROPOSALS FOR THE 2000 ANNUAL MEETING

     Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission ("SEC") and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2000 Annual Meeting, under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such proposal must be received by the Company on or before December 1, 1999.

     In connection with the Company's 2000 Annual Meeting and pursuant to Rule 14a-4 under the Exchange Act, if the shareholder's notice is not received by the Company on or before February 7, 2000, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

     The above summary, which sets forth only the procedures by which business may be properly brought before and voted upon at the Company's Annual Meeting, is qualified in its entirety by reference to the Company's By-Laws.

     All shareholder proposals and notices should be directed to the Secretary of the Company at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.


                     ANNUAL REPORT ON FORM 10-K FILED WITH
                      SECURITIES AND EXCHANGE COMMISSION

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 26, 1998 may be obtained, without charge, by any shareholder, upon written request directed to Ronald O. Whitford, Jr., Secretary, Tasty Baking Company, 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.

                                     By Order of the Board of Directors
                                       Ronald O. Whitford, Jr.
                                       Secretary

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Shareholders
                              Tasty Baking Company


                                 April 23, 1999


               * Please Detach and Mail in the Envelope Provided *
--------------------------------------------------------------------------------

A |---|    Please mark your
  | X |    votes as in this
  |---|    example.

1.  ELECTION OF DIRECTORS                    FOR         WITHHELD
                                             [ ]           [ ]

For, except vote withhold from the following nominee(s)

-------------------------------------------------------

Nominees: Class 1
          Fred C. Aldridge, Jr.
          G. Fred DiBona, Jr.
          John M. Pettine

2.  Approval of the selection of             FOR         AGAINST        ABSTAIN
    PricewaterhouseCoopers                   [ ]           [ ]            [ ]
    LLP as independent public
    accountants for the fiscal
    year ending January 1, 2000.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjustment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted for proposals 1 and 2 and in accordance with the instructions of the Board of Directors on all other matters which may properly come before the meeting.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)                                                DATE
            -----------------------------------------------     ---------------
(Note: Shareholder's signatures should be exactly as name appears hereon. All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, and, if more than one, all should sign.)

                              TASTY BAKING COMPANY
          This Proxy is Solicited on Behalf of the Board of Directors
   Proxy for the Annual Meeting of Shareholders, April 23, 1999 at 11:00 A.M.


     The undersigned hereby constitutes and appoints Carl S. Watts and John M. Pettine, or any one of them, (with full power to act alone), with full power of substitution, to vote all of the common stock of Tasty Baking Company which the undersigned has the full power to vote at the Annual Meeting of Shareholders of Tasty Baking Company to be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania and at any adjourments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

                           (Continued on other side)